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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 1999
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                         Commission File No. 001-12392
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                           NATIONAL DATA CORPORATION
                           -------------------------
               (Exact name of registrant as specified in charter)


          DELAWARE                               58-0977458
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          (State or other jurisdiction of        (IRS Employer
          incorporation or organization)         Identification Number)


     National Data Plaza, Atlanta, Georgia       30329-2010
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     (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code (404) 728-2000
                                                   --------------


                                      NONE
                                      ----
            (Former name, former address and former fiscal year, if
                           changed since last year)
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Item 5.  Other Events
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     The NDC Board of Directors ("Board") has approved several decisions related to the structure of the Company and announced them in a press release dated December 20, 1999. These include the following:

     1) The Board announced its intent to create two companies to address the rapidly growing eHealth and eCommerce markets.

     2) The Board has approved a plan to spin off its eCommerce line of business into a separate publicly traded company with its own management and Board of Directors. Subject to an opinion of counsel that it will receive tax free treatment and any required shareholder approvals, NDC expects that shareholders will receive shares of the new company at the time of the spin that is expected to take a minimum of six to nine months.

     3)  Goldman, Sachs & Co. has been retained to advise the company.

     4) It is planned that Walter M. Hoff would be the chief executive officer of the eHealth company. He is currently chief executive officer of NDC Health Information Services. The Board of Directors would be chaired by Robert A. Yellowlees, and is expected to be comprised of the NDC Board at the time of the completion of the transaction.

     5) Paul R. Garcia is planned to be the chief executive officer of the new eCommerce Company. He is currently chief executive officer of NDC eCommerce. Thomas M. Dunn would serve as chief operating officer, a position which he currently holds with NDC eCommerce. Robert A. Yellowlees is expected to serve as chairman of a newly formed Board of Directors for a period of time to assist in the transition.

     6) The Board of Directors has also decided to pursue strategic alternatives for the Health Management Services business.

     7) The company announced that a total charge in the range of $57 million will be realized over the next 12 months, of which $47 million was recognized in the quarter ended November 30, 1999. The reported results including these charges in the quarter ended November 30, 1999 were a loss of $0.46 per share.
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When used in this report, press releases, and elsewhere by management of
National Data Corporation, from time to time, the words "believes." "anticipates," "expects," and similar expressions are intended to identify forward-looking statements concerning the Company's operations, economic performance and financial condition, including in particular, the Company's ability to realize the benefits of the change in our business, the write-offs, and the charges, including growth in revenue and earnings. These statements are based on a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, and reflect future business decisions that are subject to change. A variety of factors could cause actual results to differ materially from those anticipated in the Company's forward-looking statements, some of which include competition in the market for the Company's services, continued expansion of the Company's product and service offerings, product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, the ability to consummate and integrate acquisitions, and other risk factors that are discussed from time to time in the Company's Securities and Exchange Commission ("SEC") reports and other filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligations to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or thereof, as the case may be, or to reflect the occurrence of unanticipated events.

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                                   SIGNATURES
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    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      NATIONAL DATA CORPORATION
                                      -------------------------
                                             (Registrant)


                                      By: /s/ Kevin C. Shea
                                          ---------------------
                                          Kevin C. Shea
                                          Chief Financial Officer

Date:   December 27, 1999
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